Exhibit 4.8(a)

Exchange and Registration Rights Agreement dated as of November 21, 2001 (this "Agreement") of Telex Communications, Inc., a Delaware corporation (the "Company"), for the benefit of the holders of the 13% Senior Subordinated Discount Notes due 2006 (the "Senior Subordinated Notes") of the Company.

                                   Witnesseth:

Whereas, the Senior Subordinated Notes have been issued by the Company pursuant to the "Exchange Offer" described in the Amended and Supplemented Consent Solicitation and Exchange Offering Memorandum dated October 24, 2001 (the "Consent Solicitation and Exchange Offering Memorandum"); and

Whereas, pursuant to the Consent Solicitation and Exchange Offering Memorandum, the Company has committed to take actions with respect to effecting a registered exchange offering with respect to the Senior Subordinated Notes and, if required as provided herein, a shelf-registration with respect to the Senior Subordinated Notes.

Now, therefore, the Company hereby agrees as follows for the benefit of the holders of the Senior Subordinated Notes:

1.   Definitions.

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     "Act": The Securities Act of 1933, as amended.

     "Broker-Dealer": Any broker or dealer registered under the Exchange Act.

     "Broker-Dealer Transfer Restricted Senior Subordinated Notes": Exchange Senior Subordinated Notes that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Senior Subordinated Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Senior Subordinated Notes acquired directly from the Company or any of its affiliates).

     "Business Day": Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

     "Commission": The United States Securities and Exchange Commission.

     "Consummate": An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Senior Subordinated Notes to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (c) the delivery by the Company to the Registrar under the Indenture of Exchange Senior Subordinated Notes in the same aggregate principal amount as the aggregate principal amount of Senior Subordinated Notes tendered by Holders thereof pursuant to the Exchange Offer.

     "Exchange Act": The Securities Exchange Act of 1934, as amended.

     "Exchange Senior Subordinated Notes": The Company's 13% Senior Subordinated Discount Notes due 2006 to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) upon the request of any Holder of the Senior Subordinated Notes covered by a Shelf Registration Statement, in exchange for such Senior Subordinated Notes.

     "Exchange Offer": The registration by the Company under the Act of the Exchange Senior Subordinated Notes pursuant to the Exchange Offer Registration Statement pursuant to which the Company shall offer the Holders of all outstanding Transfer Restricted Senior Subordinated Notes the opportunity to exchange all such outstanding Transfer Restricted Senior Subordinated Notes for Exchange Senior Subordinated Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Senior Subordinated Notes tendered in such exchange offer by such Holders.

     "Exchange  Offer  Registration   Statement":   The  Registration  Statement
     relating to the Exchange Offer, including the related Prospectus.

     "Holders": As defined in Section 2 hereof.

     "Indemnified Holder": As defined in Section 8(a) hereof.

     "Indenture": The Indenture dated the date hereof among the Company and the Trustee pursuant to which the Senior Subordinated Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

     "NASD": National Association of Securities Dealers, Inc.

     "Permitted Holders": As such term is used and defined in Waiver, Amendment No. 5, Agreement, and Consent dated as of the date hereof with respect to the Credit Agreement dated as of May 6, 1997, as amended and in effect as of the date hereof, among the Company, JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank), as Administrative Agent, and the "Lenders" and "Documentation Agent" described therein.

     "Person": An individual, partnership, corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Prospectus": The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     "Registrable Equity Securities": The Series B Preferred Stock and the Warrants to purchase Common Stock of the Company issued pursuant to the "Exchange Offer" under the Consent Solicitation and Exchange Offering Memorandum (including any shares of Common Stock of the Company issuable upon any conversion of the Series B Preferred Stock or exercise of the Warrants).

     "Registration Statement": Any registration statement of the Company relating to (a) an offering of Exchange Senior Subordinated Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Senior Subordinated Notes pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the


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

     Prospectus  included  therein,   all  amendments  and  supplements  thereto
     (including  post-effective   amendments)  and  all  exhibits  and  material
     incorporated by reference therein.

     "Restricted Broker-Dealer": Any Broker-Dealer which holds Broker-Dealer Transfer Restricted Senior Subordinated Notes.

     "Series B Preferred Stock": The Series B Preferred Stock, par value $0.01 per share, of the Company.

     "Senior Subordinated Notes": The Senior Subordinated Notes and the Exchange Senior Subordinated Notes.

     "Shelf Registration Statement": As defined in Section 4 hereof.

     "TIA": The Trust Indenture Act of 1939 as in effect on the date of the Indenture.

     "Transfer Restricted Senior Subordinated Notes": Each Senior Subordinated Note, until the earliest to occur of (a) the date on which such Senior Subordinated Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Senior Subordinated Note has been disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Senior Subordinated Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (d) the date on which such Senior Subordinated Note is distributed to the public pursuant to Rule 144 under the Act.

     "Trustee": The trustee under the Indenture.

     "Underwritten Registration" or "Underwritten Offering": A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

     "Warrants": Warrants issued by the Company as of the date hereof entitling the holders thereof to purchase shares of the Series B Preferred Stock or the Common Stock, par value $0.01 per share, of the Company upon conversion of the Series B Preferred Stock.

2.   Holders.

     A  Person  is  deemed  to  be  a  holder  of  Transfer   Restricted  Senior
     Subordinated Notes (each, a "Holder") whenever such Person owns Transfer Restricted Senior Subordinated Notes.

3.   Registered Exchange Offer.

     (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company shall: (i) cause to be filed with the Commission as soon as practicable after the date hereof, but in no event later than 160 days after the date hereof, the Exchange Offer Registration Statement; (ii) use its best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 180 days after the date hereof; (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act, and (C) cause all necessary filings, if any, in


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

         connection with the registration and qualification of the Exchange Senior Subordinated Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer; and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Senior Subordinated Notes to be offered in exchange for the Senior Subordinated Notes that are Transfer Restricted Senior Subordinated Notes and to permit sales of Broker-Dealer Transfer Restricted Senior Subordinated Notes by Restricted Broker-Dealers as contemplated by Section 3(c) below.

     (b) The Company shall use its best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open, for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Senior Subordinated Notes shall be included in the Exchange Offer Registration Statement; except the Company shall be permitted to combine with the Exchange Offer Registration Statement any shelf registration effected by the Company with respect to the Registrable Equity Securities. The Company shall use its best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 25 Business Days thereafter.

     (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Restricted Broker-Dealer who holds Senior Subordinated Notes that are Transfer Restricted Senior Subordinated Notes, and that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities, may exchange such Senior Subordinated Notes (other than Transfer Restricted Senior Subordinated Notes acquired directly from the Company) pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of each Exchange Senior Subordinated Note received by such Broker-Dealer in exchange for Senior Subordinated Notes in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales of Broker-Dealer Transfer Restricted Senior Subordinated Notes by Restricted Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Senior Subordinated Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

     (d) The Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for sales of Broker-Dealer
         Transfer Restricted Senior Subordinated Notes by Restricted Broker-Dealers, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer is Consummated.

     (e) The Company shall promptly provide sufficient copies of the latest version of such Prospectus to such Restricted Broker-Dealers promptly upon request, and in no event later than two days after


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

         such request, at any time during such one- year period in order to facilitate such sales.

4.   Shelf Registration.

     (a) Shelf Registration Generally. If (i) the Company is not required to file an Exchange Offer Registration Statement with respect to the Exchange Senior Subordinated Notes because the Exchange Offer is not permitted by applicable law (after the procedures set forth in Section 6(a)(i) below have been complied with) or (ii) if any Holder of Transfer Restricted Senior Subordinated Notes shall notify the Company within 20 Business Days following the Consummation of the Exchange Offer that (A) such Holder is prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Senior Subordinated Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Senior Subordinated Notes acquired directly from the Company or one of its affiliates, then the Company shall (x) cause to be filed on or prior to the earliest of (1) 60 days after the date on which the Company is notified by the Commission or otherwise determines that it is not permitted or required to file the Exchange Offer Registration Statement pursuant to clause
         (i) above and (2) 60 days after the date on which the Company receives the notice specified in clause (ii) above, a shelf registration statement pursuant to Rule 415 under the Act, (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement")), relating to all Transfer Restricted Senior Subordinated Notes the Holders of which shall have provided the information required pursuant to Section 4 hereof, and (y) use its best efforts to cause such Shelf Registration Statement to become effective at the earliest possible time, but in no event later than 180 days after the date hereof. If, after the Company has filed an Exchange Offer Registration Statement which satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer shall not be permitted under applicable federal law, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above. Such an event shall have no effect on the requirements of clause (y) above. The Company shall use its best efforts to keep any Shelf Registration Statement pursuant to this Section 4 continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Senior Subordinated Notes by the Holders thereof entitled to the benefit of this Section 4, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i)) following the date on which such Shelf Registration Statement first becomes effective under the Act (except as otherwise provided in Section 4(b) hereof) or such shorter period that will terminate when all Transfer Restricted Senior Subordinated Notes covered by the Shelf Registration Statement have been sold pursuant thereto. Any Shelf Registration Statement pursuant to this Section 4 may be combined with any "Shelf Registration Statement" under the Registration Rights Agreements dated as of the date hereof executed by the Company for the benefit of the holders of its Series B Preferred Stock and Warrants. The obligation of the Company to file any post-effective amendment to a previously filed Shelf Registration Statement or Exchange Offer Registration Statement shall be suspended if the Company shall have reasonably determined that the filing thereof would require the disclosure by the Company of a pending transaction which is material to the Company, but the Company shall file such post-effective amendment to a previously filed Shelf Registration Statement or Exchange Offer Registration Statement promptly following either the termination or abandonment by the Company of the transaction or following the public announcement of the transaction.


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

     (b) In addition to the provisions of Section 4(a) hereof, and solely with respect to Permitted Holders, the Company shall make inquiry of Permitted Holders at least 30 days, but not more than 45 days, prior to each fiscal quarter commencing after the effectiveness of the Exchange Registration Statement or any previously filed Shelf Registration Statement as to whether Permitted Holders intend to effect sales of Senior Subordinated Notes during such fiscal quarter. If any Permitted Holder advises the Company prior to such fiscal quarter that the Permitted Holder intends to effect sales of Senior Subordinated Notes during such fiscal quarter, and if the Company determines that the Permitted Holder is an "affiliate" (as defined under the rules and regulations of the Commission) of the Company or if the Permitted
         Holder determines, after consultation with counsel and with the Company, that it is an affiliate of the Company (any such Permitted
         Holder being herein referred to as an "Affiliate Holder"), and it is determined also that such Affiliate Holder may not effect sales of Senior Subordinated Notes except pursuant to an effective registration statement under the Act, then the Company shall (i) promptly file a shelf registration statement pursuant to Rule 415 under the Act (which shall be deemed a "Shelf Registration Statement" for purposes of this Agreement), unless a previously filed Shelf Registration Statement or Exchange Offer Registration Statement is effective and available for use by the Affiliate Holder to effect sales relating to the Senior Subordinated Notes of such Affiliate Holder, and (ii) use its best efforts to cause such Shelf Registration Statement, or a post-effective amendment to a previously filed Shelf Registration Statement or Exchange Offer Registration Statement, to become effective at the earliest practicable time to permit the Affiliate Holder to effect sales of the Senior Subordinated Notes. However, the obligation of the Company to file any such Shelf Registration Statement or post-effective amendment to a previously filed Shelf Registration Statement or Exchange Offer Registration Statement shall be suspended if the Company shall have reasonably determined that the filing thereof would require the disclosure by the Company of a pending transaction which is material to the Company, but the Company shall file such Shelf Registration Statement or post-effective amendment to a previously filed Shelf Registration Statement or Exchange Offer Registration Statement promptly following either the termination or abandonment by the Company of the transaction or following the public announcement of the transaction.

     (c) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Senior Subordinated Notes may include any of its Transfer Restricted Senior Subordinated Notes in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information specified in Item 507 of Regulation S-K under the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

5.   [omitted]

6.   Registration Procedures.

     (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall comply with all applicable provisions of
         Section 6(c) below, shall use its best efforts to effect such exchange and to permit the sale of Broker-Dealer Transfer Restricted Senior Subordinated Notes being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:


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

         (i) If, following the date hereof there has been published a change in Commission policy with respect to exchange offers such as the Exchange Offer, such that in the reasonable opinion of counsel to the Company there is a substantial question as to whether the Exchange Offer is permitted by applicable federal law or Commission policy, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for Senior
               Subordinated Notes. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. In connection with the foregoing, the Company hereby agrees, however, to take all such other actions as are requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff of such submission.

         (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Senior Subordinated Notes shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Senior Subordinated Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Senior Subordinated Notes in its ordinary course of business. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5,
               1991) and Exxon Capital Holdings  Corporation  (available May 13,
               1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no- action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K if the resales are of Exchange Senior Subordinated Notes obtained by such Holder in exchange for Senior Subordinated Notes acquired by such Holder directly from the Company or an affiliate thereof.

         (iii) To the extent required by the Commission, prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Senior Subordinated Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder of Transfer Restricted Senior


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

               Subordinated Notes participating in the Exchange Offer is acquiring the Exchange Senior Subordinated Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Senior Subordinated Notes received in the Exchange Offer, and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above.

     (b) Shelf Registration Statement. In connection with the Shelf Registration Statement the Company shall comply with all the provisions of Section 6(c) below and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Senior Subordinated Notes being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4 hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Senior Subordinated Notes in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

     (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Senior Subordinated Notes (including without limitation any Exchange Offer Registration Statement and the related Prospectus, to the extent that the same are required to be available to permit sales of Broker-Dealer Transfer Restricted Senior Subordinated Notes by Restricted Broker-Dealers), the Company shall:

         (i) use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or Section 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the
               Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Senior Subordinated Notes during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of either clause
               (A) or (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter. Notwithstanding the foregoing, if (A) the Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company or its subsidiaries and (B) the Company notifies the Holders within two Business Days after the Board of Directors makes such determination, the Company may allow the Shelf Registration Statement to fail to be effective and usable as a result of such nondisclosure for up to 60 days during the two-year period of effectiveness required by Section 4 hereof, but in no event for any period in excess of 30 consecutive days; provided, however, that the two-year period referred to in Section 4 hereof during which the Shelf Registration Statement is required to be effective and usable shall be extended by the number of days during which such registration statement was not effective or usable pursuant to the foregoing provisions;

         (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or
               Section 4 hereof, or such shorter period as will terminate when all Transfer Restricted Senior Subordinated Notes or Exchange Senior Subordinated Notes of any Affiliate Holder covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424 and 430A, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

         (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Senior Subordinated Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the
               Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Senior Subordinated Notes under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

         (iv) in the case of a Shelf Registration Statement, use its best efforts to furnish to the Holder, each selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), prior to filing and reasonably respond to comments received from such persons, and make the Company's representatives available for discussion of such documents and other customary due diligence matters;

         (v)   [omitted]

         (vi) in the case of a Shelf Registration Statement, if requested by any selling Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Senior Subordinated Notes, information with respect to the principal amount of Transfer Restricted Senior Subordinated Note being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Senior Subordinated Note to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after he Company is notified of the matters reasonably requested to be included in such Prospectus supplement or post-effective amendment;

         (vii) in the case of a Shelf Registration Statement, furnish to each selling Holder and each of the underwriter(s) in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

         (viii)deliver to each selling Holder of Transfer Restricted Senior Subordinated Notes and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Senior Subordinated Notes covered by the Prospectus or any amendment or supplement thereto;

         (ix) enter into such customary agreements and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Senior Subordinated Notes pursuant to any Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Senior Subordinated Notes or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

               (A) furnish (or in the case of  paragraphs  (2) and (3),  use its best efforts to furnish) to each selling Holder and each underwriter, if any, upon the effectiveness of the Shelf
                   Registration Statement and to each Restricted Broker-Dealer upon Consummation of the Exchange Offer:

                   (1)   [omitted];

                   (2) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company, covering matters customarily covered in opinions requested in Underwritten Offerings and dated the date of effectiveness of the Shelf Registration Statement or the date of Consummation of the Exchange Offer, as the case may be; and

                   (3) a customary comfort letter, dated as of the date of effectiveness of the Shelf Registration Statement or the date of Consummation of the Exchange Offer, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with Underwritten Offerings, without exception;

               (B) set  forth  in  full  or  incorporate  by  reference  in  the underwriting agreement, if any, in connection with any sale or resale pursuant to any Shelf Registration Statement the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

               (C) deliver  such  other  documents  and  certificates  as may be reasonably requested by the selling Holders or the underwriter(s), if any, to evidence compliance with clause
                   (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (ix).

               The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in clause (A)(1) above cease to be true and correct, the Company shall so advise the underwriter(s), if any, and selling Holders promptly and if requested by such Persons, shall confirm such advice in writing;

         (x) prior to any public offering of Transfer Restricted Senior Subordinated Notes, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Senior Subordinated Notes under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Senior Subordinated Note covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

         (xi) issue, upon the request of any Holder of Senior Subordinated Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Senior Subordinated Notes, having an aggregate principal amount equal to the aggregate principal amount of Senior Subordinated Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Senior Subordinated Notes to be registered in the name of such Holder or in the name of the holder(s) of such Senior Subordinated Notes, as the case may be; in return, the Senior Subordinated Notes held by such Holder shall be surrendered to the Company for cancellation;

         (xii) in connection with any sale of Transfer Restricted Senior Subordinated Notes that will result in such securities no longer being Transfer Restricted Senior Subordinated Note, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Senior Subordinated Notes to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Senior Subordinated Notes in such denominations and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Senior Subordinated Notes;

         (xiii)use its best efforts to cause the disposition of the Transfer Restricted Senior Subordinated Notes covered by the Registration Statement to be registered with or approved by such other United States governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Senior Subordinated Notes, subject to the proviso contained in clause (x) above;

         (xiv) subject to Section 6(c)(i),  if any fact or event contemplated by
               Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the holders of Transfer Restricted Senior Subordinated Notes, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (xv) provide a CUSIP number for all Transfer Restricted Senior Subordinated Notes not later than the effective date of a Registration Statement covering such Transfer Restricted Senior Subordinated Notes and provide the Trustee under the Indenture with printed certificates for Transfer Restricted Senior Subordinated Notes which are in a form eligible for deposit with the Depository Trust Company;

         (xvi) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD, and use its best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Senior Subordinated Note to consummate the disposition of such Transfer Restricted Senior Subordinated Note;

         (xvii)otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

         (xviii) cause the  Indenture  to be  qualified  under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders of Senior Subordinated Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

         (xix) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or
               Section 15(d) of the Exchange Act.

     (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Senior Subordinated Note that, upon receipt of the notice referred to in Section 6(c)(i) or any notice from the  Company  of the  existence  of any fact of the kind  described  in
         Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Senior Subordinated Notes pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
         Section 6(c)(xiv) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (the "Advice"). If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Senior Subordinated Notes that was current at the time of receipt of either such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or Section 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
         Section 6(c)(i) or Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof or shall have received the Advice.

7.   Registration Expenses.

     (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD and counsel fees in connection therewith); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all printing expenses of printing (including printing certificates for the Exchange Senior Subordinated Notes and printing of Prospectuses); (iv) all fees and disbursements of counsel for the Company and, in accordance with
         Section 7(b) below, the Holders of Transfer Restricted Senior Subordinated Notes; and (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance). The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

     (b) In connection with any Shelf Registration Statement required by this Agreement, the Company will reimburse the Holders of Transfer Restricted Senior Subordinated Notes the distribution of which is being registered pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority of the principal amount of such Transfer Restricted Senior Subordinated Notes, which counsel shall be satisfactory to the Company in its sole discretion.

8.   Indemnification.

     (a) The Company  agrees to indemnify  and hold harmless (i) each Holder and
         (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified
         Holder"), from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus

         (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments (i) are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein, (ii) with respect to the preliminary prospectus, result from the fact that the Holder sold Transfer Restricted Senior Subordinated Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus, as amended or supplemented, if the Company shall have previously furnished copies thereof to the Holder in accordance with this Agreement and the prospectus, as amended or supplemented, would have corrected such untrue statement or omission or
         (iii) are a result of the use by the Indemnified Holder of any prospectus, when, upon receipt of a notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof contemplated by the last paragraph of Section 6 hereof, the Indemnified Holder was not permitted to do so.

         In case any action or proceeding shall be brought against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company in writing (provided, that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement). Such Indemnified Holder shall have the right to employ its own counsel in any such action but the fees and expenses of such counsel shall be at the expense of the Indemnified Holder or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or
         (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Holder or such controlling person and the Company and the Indemnified Holder or such controlling person shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of the Indemnified Holder or such controlling person), it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders and be reasonably satisfactory to the Company. The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's prior written consent, which consent shall not be withheld unreasonably, but if settled with the Company's written consent, and the Company agrees to indemnify and hold harmless any Indemnified Holder from and against any loss or liability by reason of such settlement. The Company shall not, without the prior written consent of each Indemnified Holder effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Holder is or could have been a party and indemnity could have been sought hereunder by such Indemnified Holder, unless such settlement includes an unconditional release of such Indemnified Holder from all liability on claims that are the subject matter of such proceeding.

     (b) Each Holder of Transfer Restricted Senior Subordinated Notes agrees, severally and not jointly, to indemnify and hold harmless the Company, and its directors, officers, and any person controlling the Company (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each of the

         Indemnified Holders, but only with respect to information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Senior Subordinated Notes, such Holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Transfer Restricted Senior Subordinated Notes giving rise to such indemnification obligation.

     (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other hand from their sale of Transfer Restricted Senior Subordinated Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company and each Holder of Transfer Restricted Senior Subordinated Notes agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the dollar amount of proceeds received by such Holder upon the sale of Transfer Restricted Senior Subordinated Notes exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Senior Subordinated Notes held by each of the Holders hereunder and not joint.

9.   Rule 144.

     The Company hereby agrees with each Holder, for so long as any Transfer Restricted Senior Subordinated Notes remain outstanding and during any period in which the Company is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

10.  Underwritten Registrations

     No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Senior
     Subordinated Notes on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, lock-up letters and other documents required under the terms of such underwriting arrangements. The Company shall have no obligation to effect any Registration Statement as an Underwritten Registration.

11.  Selection of Underwriters.

     For any Underwritten Offering, the investment banker or investment bankers and manager or managers for any Underwritten Offering that will administer such offering will be selected by the Company. Such investment bankers and managers are referred to herein as the "underwriters."

12.  Miscellaneous.

     (a) Remedies. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person, other than those rights existing by virtue of the Registration Rights Agreements dated as of the date hereof executed by the Company for the benefit of the holders of its Series B Preferred Stock and the Warrants. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

     (c) Adjustments Affecting the Senior Subordinated Notes. The Company will not take any action, or voluntarily permit any change to occur, with respect to the Senior Subordinated Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

     (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of a majority of the outstanding principal amount of Transfer Restricted Senior Subordinated Notes. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Senior Subordinated Notes subject to such Exchange Offer.

     (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

           If to a Holder:
           --------------

           At the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture.

           If to the Company:                     With a copy to:
           -----------------                      --------------

           Telex Communications, Inc.             Dechert
           12000 Portland Avenue                  30 Rockefeller Plaza
           Burnsville, Minnesota 55337            New York, New York 10122-2200
           Facsimile: (952) 887-5588              Facsimile:    (212) 698-3598
           Attention:    Richard J. Pearson       Attention:    Ronald R. Jewell
                         Vice President and
                         Chief Financial Officer

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and the initial Holders of Transfer Restricted Senior Subordinated Notes; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Senior Subordinated Notes directly from such Holder at a time when such Holder could not transfer such Transfer Restricted Senior Subordinated Notes pursuant to a Shelf Registration Statement.

     (g) Counterparts.This   Agreement   may  be   executed  in  any  number  of
         counterparts, each of which when so executed shall be deemed to be an original.

     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law rules thereof.

     (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Senior Subordinated Notes. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                                      * * *

In witness whereof, the Company has executed this Agreement as of the date first written above.

                               Telex Communications, Inc.

                               By:    /s/ Richard J. Pearson
                                    --------------------------------------------
                                      Richard J. Pearson
                                      Vice President and Chief Financial Officer










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